UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

Kemper Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 3300, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 3, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the Company’s issuance and sale of $150 million aggregate principal amount of the Company’s 5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062 (the “Junior Subordinated Debentures”). The Underwriters may purchase up to an additional $22.5 million aggregate principal amount of Junior Subordinated Debentures for 30 days after March 3, 2022 in order to cover over-allotments, if any. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The estimated net proceeds from the issuance and sale of the Junior Subordinated Debentures in the offering will be approximately $144.9 million after deducting the underwriting discount and the Company’s estimated expenses related to the offering. The Company intends to use the net proceeds from this offering of Junior Subordinated Debentures for general corporate purposes, which may include ordinary course working capital and investments in other business opportunities, including acquisitions, and to pay related fees and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On March 3, 2022, the Company issued a press release announcing the pricing of the Junior Subordinated Debentures, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 3, 2022, by and among the Company and Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named on Schedule I thereto.

99.1	Press release, dated March 3, 2022, announcing the pricing of the Fixed-Rate Reset Junior Subordinated Debentures.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER CORPORATION

Date: March 7, 2022

/s/ C. Thomas Evans, Jr.
	Name:	C. Thomas Evans, Jr.
	Title:	Executive Vice President, Secretary & General Counsel